SECOND AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of February 25, 2025 (the “Effective Date”), by and between Flooring Affiliated Holdings, LLC, a Delaware limited liability company (“Buyer”), and Stephen J. Kellogg (“Kellogg”), individually and as seller representative (in such capacity, the “Seller Representative” and, together with Buyer, the “Parties”).
R E C I T A L S
WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of January 18, 2023 (the “Original Agreement”), by and among Buyer, Kellogg, as Seller Representative and an equityholder of the Acquired Companies, the Sellers identified in Exhibit A thereto and, solely for purposes of Section 3.4 thereof, Live Ventures Incorporated, a Nevada corporation (“Parent”), as amended by that certain Amendment to Securities Purchase Agreement, dated December 28, 2023 (the “First Amendment”), by and between the Parties (the Original Agreement, as so amended, the “Purchase Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement;
WHERAS, reference is made to that certain Memorandum of Understanding, dated February 25, 2025 (the “MOU”), by and among Flooring Liquidators, Inc., Buyer, Parent, Kellogg, and the Kellogg Trusts, including the recitals thereto, which amended the Purchase Agreement and contemplated that the Parties enter into this Amendment; and
WHEREAS, the Parties desire to amend the terms of the Purchase Agreement and to terminate certain provisions of the MOU on the terms provided herein.
A G R E E M E N T
NOW, THEREFORE, in in consideration of the recitals and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Affiliate Loans. Section 7.8 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
(a)Section 7.8 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“7.8 [ Intentionally Omitted ].”
(b)In consideration of the Purchase Price adjustment and reduction of the Note & Guaranty, all as contemplated by that certain Second Amendment to Promissory Note, dated as of February 25, 2025 (the “Second Amendment to Note”), by and among Buyer and the

Kellogg Trusts, the Affiliate Loans, including all principal, interest, premiums, fees and other obligations, are hereby, automatically and without any further action, discharged effective as of January 18, 2023. For avoidance of doubt, each Affiliate Loan is hereby terminated and cancelled and no amounts shall be payable thereunder.
2.Holdback Release Date. Section 9.4 of the Purchase Agreement is hereby amended such that the “Holdback Release Date” shall occur on August 21, 2025.
3.Holdback Amount.
(a)Section 7.9 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“7.9 Holdback Amount. From January 1, 2025 to the Holdback Release Date, interest shall accrue on the remaining balance of the Holdback Amount at a rate per annum (computed on the basis of a 360-day year and for the actual number of days actually elapsed) equal to 8.24%. The Buyer shall, or shall cause the Acquired Companies to, pay to the Seller Representative (on behalf of and for further distribution to the Sellers) all accrued but unpaid interest outstanding on the first (1st) day of each calendar month no later than the fifth (5th) day of such calendar month. Notwithstanding anything to the contrary contained herein, neither the Buyer nor the Acquired Companies agree or will be obligated to pay interest hereunder at a rate that is in excess of the maximum rate permitted by applicable Law.”
(b)The Parties agree that (i) the Holdback Amount on the Effective Date is One Million Five Hundred Thousand Dollars ($1,500,000.00), (ii) all interest accrued prior to January 1, 2025 has been paid or otherwise satisfied in full, and (iii) from and after the Effective Date, neither Buyer nor any Buyer Indemnitee shall have the right to make or satisfy any claim for Losses from the Holdback Amount (which, for purposes of Section 9.4(a) only, shall be deemed to have been released to Sellers in accordance with Section 9.4 of the Purchase Agreement as of the Effective Date).
4.Post-Closing Bonus Pool. Section 7.10 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“7.10 [ Intentionally Omitted ].”
5.Retention Bonus.
(a)Section 7.12 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“7.12 [ Intentionally Omitted ].”
(b)The definition of the term “Retention Bonus” is hereby deleted from Article I of the Purchase Agreement.
6.Restated Leases. For purposes of this Section 5, capitalized terms used but not defined in this Amendment or the Purchase Agreement shall have the respective meanings ascribed thereto in the respective Restated Lease.

(a) Shortened Leases. Kellogg shall cause the landlord or lessor, as the case may be (the “Landlord”), of each of the two (2) below premises:
(i)1321 Railroad Avenue, Clovis, CA 93612; and
(ii)2450 N. Clovis Avenue, Fresno, CA 93727;
to prepare an amendment for the lease for each such premise (together, the “Shortened Leases”), substantially in the form of Exhibit A, and to duly authorize and execute such amendment and deliver the same to the applicable tenant or lessee, as the case may be (the “Tenant”), for execution, in such a manner so that upon such execution by Tenant such amendment shall be binding upon such Landlord and such Tenant.
(b)Terminated Lease. The Parties acknowledge that K2L Property Management, LLC and Elite Builder Services, Inc. have entered into that certain Termination Agreement, dated as of March 28, 2025, relating to the termination of that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated August 31, 2024, by and between the same parties, with respect to the leased premises located at 1581 Cummins Drive, Building A, Suite 115 & 117, Modesto, CA 95358.
(c)Extended Leases. The Landlord of each Restated Lease which is not a Shortened Lease (each, an “Extended Lease”) may prepare an amendment to such Extended Lease, substantially in the form of Exhibit B, and execute and deliver such amendment to the applicable Tenant and Buyer, whereupon Buyer shall cause such Tenant to duly authorize and execute such amendment and deliver the same to such Landlord, in such a manner that such amendment shall be binding upon such Landlord and such Tenant.
7.Allocation Among Acquired Companies. Exhibit C sets forth the Purchase Price allocation after giving effect to the reduction in the principal balance of the Note contemplated by the Second Amendment to Note.
8.Tax Refunds. Notwithstanding anything to the contrary in the Purchase Agreement, all Tax refunds for any Pre-Closing Tax Period (including the Pre-Closing Straddle Period) due or payable to or in respect of any Acquired Company on or after the Effective Date (including, for avoidance of doubt, an anticipated Tax refund from the IRS to Flooring Liquidators currently anticipated to be in the amount of approximately $750,000) shall remain with the applicable Acquired Company, and shall not be paid or payable to any Seller or the Seller Representative.
9.Repayment of Certain Loan. Within ninety (90) days of the Effective Date, Parent shall, or shall cause Flooring Liquidators to, pay $500,000.00 to Kellogg, to an account at a bank located in the United States designated by Kellogg in writing, in full satisfaction of all obligations (including principal, interest, fees and penalties, if any) of Flooring Liquidators or any of its Affiliates to Kellogg or any other Person with respect to that certain loan/deposit made by Kellogg to Flooring Liquidators in the amount of or about $500,000.00 in or about January 2025. Upon the payment of such sum in full, such loan/deposit shall be repaid in full and canceled, and neither Flooring Liquidators nor any of its Affiliates shall have any further or continuing obligations in respect thereof.
10.References to Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement” and the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” (or words of like import) shall mean and be a reference to the Original Agreement as amended by the First Amendment and this Amendment, and as the same may be further amended or modified from time to time in accordance with the terms thereof as then in effect.
11.Termination of MOU. Sections 1-9 of MOU are hereby terminated in their entirety ab initio and shall have no further force or effect.
12.Limited Amendment. Except as expressly amended by this Amendment, the Purchase Agreement and MOU shall remain unchanged and remain in full force and effect.
13.Effectiveness. This Amendment shall be effective as of the Effective Date.
14.Representations and Warranties. Each Party hereby severally (and not jointly) represents and warrants to each other Party at the Effective Date as follows:
(a)Organization and Good Standing. If an entity, such Party is duly organized, validly existing and in good standing under the laws of the state of its organization or formation.
(b)Authority. In the case of Buyer, such Party has full entity power and authority, and in the case of the Seller Representative, such Party has the capacity and authority, on behalf of himself and each Seller, to enter into this Amendment, perform its obligations hereunder, and consummate the transactions contemplated hereby. Neither the execution of this Amendment nor the consummation of the transactions contemplated hereby will constitute or cause a breach or violation of any covenants or obligations binding upon such Party (including, in case of an entity, its organizational documents) or affecting any of such Party’s properties. No approval of or filing with any federal, state or local court, authority or administrative agency or any other Person (including any Sellers) is necessary to authorize the execution of this Amendment, or the consummation of the transactions contemplated hereby, by such Party. In the case of Buyer, the individual executing this Amendment on behalf of such Party is duly authorized to execute this Amendment on behalf of such Party, and in the case of the Seller Representative, the individual executing this Amendment as Seller Representative is the duly authorized and acting “Seller Representative” (as defined in the Purchase Agreement) and is duly authorized to execute this Amendment on behalf of all Sellers.
(c)Binding Effect. This Amendment has been duly and validly executed and delivered by such Party and constitutes (assuming due execution and delivery by the other Parties) a valid and legally binding obligation of such Party (and, in the case of the Seller Representative, the Sellers), enforceable against such Party (and, in the case of the Seller Representative, the Sellers) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(d)Litigation. There is no pending, or to such Party’s actual knowledge threatened, Proceeding against such Party which reasonably would be expected to (i) affect the legality, validity or enforceability of this Amendment, or (ii) prevent, hinder or delay the consummation of the transactions contemplated hereby.
(e)No Conflicts. The execution and delivery of, and the performance of its obligations under, this Amendment by such Party will not (i) violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate, or constitute (with or without notice, the lapse of time, or both) a default under, result in the acceleration of any obligation under, or create in any party the right to accelerate, terminate, modify, suspend, revoke or cancel, or otherwise change (whether automatically or by the election of a party thereto) the terms of any agreement, contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which such Party is a party, or by which such Party is bound, or, such Party’s organizational documents; (ii) result in the creation or imposition of any Liens upon any properties or assets of such Party; or (iii) violate any Law or Order applicable to such Party.
15.Miscellaneous.
(a)Governing Law; Venue and Jurisdiction. The Purchase Agreement and this Amendment, and any dispute or controversy related to the Purchase Agreement or this Amendment or the transactions contemplated thereby or hereby, are to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflict of laws. Subject to Section 15(b), each Party and each Seller hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of California located in Stanislaus County and the US federal court located in the Eastern District of California (collectively, the “California Courts”) with respect to any matter (i) to be submitted to a court pursuant to Section 15(b), or (ii) to which Section 15(b) is inapplicable. To the fullest extent permitted by law, each Party and each Seller hereby irrevocably and unconditionally waives, and agrees not to assert, any objection which such Party or Seller may have to any California Court based upon lack of personal jurisdiction, improper venue or forum non conveniens.
(b)Arbitration. Any dispute, claim or controversy based upon, arising out of or relating to the Purchase Agreement or this Amendment, or the breach, termination, enforcement, interpretation or validity thereof or hereof, including the determination of the scope or applicability of this Section 15(b) (each, a “Dispute”), shall be determined by binding arbitration in Los Angeles, California before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures or pursuant to JAMS’ Streamlined Arbitration Rules and Procedures; provided, that (i) any party or witness may appear remotely via video conference, (ii) the arbitrator shall have the power and authority to resolve any and all Disputes between the Parties and Sellers, including any dispute regarding the arbitrability of any Dispute or issue, and (iii) the arbitrator’s decision shall be provided in writing and shall succinctly set forth the arbitrator’s findings of fact, conclusions of law, and remedy, if any. Judgment on the award may be entered in any California Court. This clause shall not preclude any Party or any Seller from seeking provisional remedies in aid of arbitration from a California Court.
(c)Prevailing Party. The prevailing party in any Dispute shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. For purposes of this Section 15(c), the prevailing party shall be the party to the Dispute who is the net winner of the major issues therein, taking into account the claims pursued, the claims on which the pursuing party prevailed, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party or parties thereto.
(d)Notices. The notice provisions of Section 11.8 of the Original Purchase Agreement shall apply hereto mutatis mutandis; provided that, until changed as provided in the ultimate sentence of said Section 11.8, the address and email address for notices or other communications to Buyer shall be the address and email address specified in Schedule 15(d).
(e)Amendments and Waivers;. Any provision of this Amendment may be amended or waived, but only if in writing and, in the case of an amendment, signed by all Parties or, in the case of a waiver, signed by the Party granting such waiver. The failure to exercise any right or remedy contained within this Amendment or otherwise provided, or any delay in exercising any such right or remedy, shall not operate as a waiver thereof. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.
(f)Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision of this Amendment shall be invalid or prohibited thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(g)No Third-Party Beneficiaries. This Amendment is made solely for the benefit of the Parties, the Sellers and their respective permitted successors and assigns, and no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.
(h)Voluntary Execution. Each Party has executed this Amendment voluntarily, in the absence of coercion or duress, has been represented by counsel in the negotiation and delivery of this Amendment, and understands the terms hereof and intends to be legally bound by the same. The Parties have negotiated this Amendment at arms-length. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Amendment.
(i)Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Amendment (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes.
(j)Construction. For purposes of this Amendment, unless the context clearly requires otherwise, (i) the term “electronic transmission” means facsimile, email and any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, (ii) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (iii) the word “or” is not exclusive; (iv) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Amendment as a whole and not to any particular section or subsection hereof; (v) references to Schedules, Exhibits or Sections refer to the Schedules or Exhibits to, or the Sections of, this Amendment; (vi) the singular number includes the plural number and vice versa and reference to any gender includes each other gender; (vii) a “writing” shall include an electronic transmission, and (viii) references to days are specifically to calendar days. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.
[the signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

“Buyer”	FLOORING AFFILIATED HOLDINGS, LLC By: /s/ David Verret David Verret Chief Financial Officer
“Kellogg”	/s/ Stephen J. Kellogg Stephen J. Kellogg Individually and as Seller Representative

EXHIBIT A
FORM OF AMENDMENT TO
SHORTENED LEASES
THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of [____________][__], 2025 (the “Effective Date”), by and between _________________ (“Landlord”) and _________________ (“Tenant” and, together with Landlord, the “Parties”).
R E C I T A L S
WHEREAS, reference is made to that certain Lease Agreement, dated as of [January 18, 2023] (the “Lease”), by and among the Parties with respect to the leased premises located at ______________________, _________, California _______];
WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease; and
WHEREAS, the Parties desire to amend the terms of the Lease on the terms provided herein as contemplated by that certain Second Amendment to Securities Purchase Agreement, dated as of February 25, 2025, by and between Flooring Affiliated Holdings, LLC and Stephen J. Kellogg, as seller representative.
A G R E E M E N T
NOW, THEREFORE, in in consideration of the recitals and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Termination. The Expiration Date of the Lease shall occur on _________ __, 20251 (the “Termination Date”) and, for avoidance of doubt, the Lease Term shall end and the Lease shall terminate on the Termination Date, with the same force and effect as though the Termination Date had originally been specified in the Lease as the expiration date of the Lease term thereof.
2.Obligations Under the Lease. Effective as of the Termination Date, the rights and obligations of Landlord and Tenant under the Lease will cease; provided, however, that (a) Tenant and Landlord will remain liable for any and all charges, fees, expenses and obligations which accrued up to the Termination Date, (b) that all indemnities that survive the expiration of the Lease, according to the terms of the Lease, will continue to survive the Termination Date, and (c) if the Lease provides for year-end adjustments, then (i) Landlord shall calculate the amount of adjustments, if any, as provided in the Lease and promptly upon determination thereof deliver written notice to Tenant, itemizing such adjustments in reasonable detail, and (ii) if such adjustments reveal that: (x) Tenant is obligated to pay Landlord under the Lease, Tenant will
1     Note to Form: April 30, 2025 for the 1321 Railroad Avenue, Clovis, CA 93612 premises; and June 30, 2025 for the 2450 N. Clovis Avenue, Fresno, CA 93727 premises.

remit complete payment of any such deficiency within thirty (30) days following Landlord's written notice and demand for payment, or, if (y) Landlord is obligated to pay to or refund monies to Tenant, as a result of an overpayment by Tenant, Landlord will remit complete payment of such deficiency within thirty (30) days following reconciliation of such year-end adjustments. This Section 2 shall survive the Termination Date.
3.Surrender of the Lease Premises. Tenant shall surrender and deliver the Leased Premises to Landlord in accordance with Paragraph 22 of the Lease on or prior to the Termination Date. Tenant shall remove all external and internal signage prior to the Termination Date at Tenant’s expense.
4.Limited Amendment. Except as expressly amended by this Amendment, the Lease shall remain unchanged and remain in full force and effect.
5.References to Lease. Upon the effectiveness of this Amendment, each reference in the Lease to “this Agreement” and the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” (or words of like import) shall mean and be a reference to the Lease as amended by this Amendment, and as the same may be further amended or modified from time to time in accordance with the terms thereof as then in effect.
6.Representations and Warranties. Each Party hereby represents and warrants to each other Party at the Effective Date as follows:
(a)Organization and Good Standing. Such Party is duly organized, validly existing and in good standing under the laws of the state of its organization or formation.
(b)Authority. Such Party has full entity power and authority to enter into this Amendment, perform its obligations hereunder, and consummate the transactions contemplated hereby. Neither the execution of this Amendment nor the consummation of the transactions contemplated hereby will constitute or cause a breach or violation of any covenants or obligations binding upon such Party (including its organizational documents) or affecting any of such Party’s properties. No approval of or filing with any federal, state or local court, authority or administrative agency or any other individual or entity (each, a “Person”) is necessary to authorize the execution of this Amendment, or the consummation of the transactions contemplated hereby, by such Party. The individual executing this Amendment on behalf of such Party is duly authorized to execute this Amendment on behalf of such Party.
(c)Binding Effect. This Amendment has been duly and validly executed and delivered by such Party and constitutes (assuming due execution and delivery by the other Parties) a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(d)Litigation. There is no pending, or to such Party’s actual knowledge threatened, complaint, action, suit, arbitration or other legal proceeding against such Party which reasonably would be expected to (i) affect the legality, validity or enforceability of this Amendment, or (ii) prevent, hinder or delay the consummation of the transactions contemplated hereby.
(e)No Conflicts. The execution and delivery of, and the performance of its obligations under, this Amendment by such Party will not (i) violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate, or constitute (with or without notice, the lapse of time, or both) a default under, result in the acceleration of any obligation under, or create in any party the right to accelerate, terminate, modify, suspend, revoke or cancel, or otherwise change (whether automatically or by the election of a party thereto) the terms of any agreement, contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which such Party is a party, or by which such Party is bound, or, such Party’s organizational documents; (ii) result in the creation or imposition of any liens or encumbrances upon any properties or assets of such Party; or (iii) violate any statute, law, rule, regulation, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, such Party.
(f)No Brokers. Such Party has not employed any broker, agent or other Person (i) to negotiate or assist in negotiating or consummating this Amendment on its behalf, and (ii) who is or might be entitled to a commission or compensation in connection with the negotiation, execution, delivery or effectiveness of this Amendment.
7.Miscellaneous.
(a)Incorporation by Reference. The provisions of Paragraphs 36 (related to severability), 38(d) (related to notices), 38(j) (related to construction), 38(k) (related to governing law), 38(m) (related to attorneys’ fees), 38(o) (related to signatures and counterparts), and 39 (related to waiver of jury trials) of the Lease shall apply to this Amendment mutatis mutandis.
(b)Amendments and Waivers. Any provision of this Amendment may be amended or waived, but only if in writing and, in the case of an amendment, signed by all Parties or, in the case of a waiver, signed by the Party granting such waiver.
(c)No Third-Party Beneficiaries. This Amendment is made solely for the benefit of the Parties and their respective permitted successors and assigns, and no other individual or entity shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.
(d)Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Amendment (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes.
[the signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

“Landlord”	[_________________] By: Name: Title:
“Tenant”	[_________________] By: Name: Title:

EXHIBIT B
FORM OF AMENDMENT TO
EXTENDED LEASES
THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of [____________][__], 2025 (the “Effective Date”), by and between _________________ (“Landlord”) and _________________ (“Tenant” and, together with Landlord, the “Parties”).
R E C I T A L S
WHEREAS, reference is made to that certain Lease Agreement, dated as of [January 18, 2023] (the “Lease”), by and among the Parties with respect to the leased premises located at ______________________, _________, California _______];;
WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease; and
WHEREAS, the Parties desire to amend the terms of the Lease on the terms provided herein as contemplated by that certain Second Amendment to Securities Purchase Agreement, dated as of February 25, 2025, by and between Flooring Affiliated Holdings, LLC and Stephen J. Kellogg, as seller representative.
A G R E E M E N T
NOW, THEREFORE, in in consideration of the recitals and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Extension of Lease Term. The Expiration Date shall occur, and the Lease Term shall end, the last day of the 120th full month following the Commencement Date. Such Lease Term shall be the “initial term of the Lease” for all purposes thereof.
2.Monthly Base Rent.
(a)Base Rent Adjustments. The monthly Base Rent during each of the five periods commencing on the date which is five (5), six (6), seven (7), eight (8) and nine (9) years, respectively, after the Commencement Date and continuing until the day next preceding the date which is six (6), seven (7), eight (8), nine (9) and ten (10) years, respectively, after the Commencement Date (each such period, an “Extension Year”), shall equal the lesser of (i) 105% of the Monthly Base Rent in effect immediately prior to such Extension Year, and (ii) if Tenant delivers a PRM Notice (as defined below) to Landlord pursuant to Section 2(c), the greater of (A) the Prevailing Monthly Base Rent (as defined below) for such Extension Year, and (B) the Monthly Base Rent in effect immediately prior to such Extension Year.
(b)Certain Definitions. For purposes of this Section 2:

(i)“Prevailing Market Rate” shall mean, with respect to any Extension Year, the estimated fair market rental value of the Premises during such Extension Year, as established pursuant to the procedures, terms, assumptions and conditions set forth in this Section 2. In determining the Prevailing Market Rate, the Parties and Arbitrator shall consider the annual rental rate per square foot of rentable area prevailing for such Extension Year for premises in comparable buildings in the City of [__________] which have been built out for occupancy, comparable in area and location and quality to the Premises (to the extent that quoted rental rates in the building, as applicable, vary with regard to location), being leased for a term of approximately five (5) years commencing on or about the first day of such Extension Year, taking into consideration rental concessions and abatements, the “as is” condition of the premises, operating, tax, maintenance, insurance and other expenses paid by the tenant/lessee, other adjustments to base rental and other comparable factors; provided, that the determination of Prevailing Market Rate shall not consider any sublease, lease assignment, lease renewal or extension, lease with a tenant that has equity, lease with a tenant that is related to or affiliated with the landlord; or lease of space that was subject to a right of first refusal, right of first offer, expansion option or other encumbrances.
(ii)“Prevailing Monthly Base Rent” shall mean, with respect to any Extension Year, the Monthly Base Rent corresponding to the Prevailing Market Rate for such Extension Year.
(c)PMBR Notice; Prevailing Monthly Base Rent. In order for the Prevailing Monthly Base Rent to apply to any Extension Year, Tenant must provide Landlord with written notice of its election to determine such Prevailing Market Base Rent (the “PMBR Notice”) not earlier than thirty (30) days prior to, and not later than thirty (30) days after, the commencement of such Extension Year. Upon delivery of the PMBR Notice, the Prevailing Monthly Base Rent shall be determined as follows:
(i)Landlord and Tenant shall promptly (and in any event within ten (10) days of delivery of the PMBR Notice) commence negotiations to agree upon the Prevailing Monthly Base Rent applicable to such Extension Year (the “Applicable PMBR”).
(ii)If Landlord and Tenant are unable to reach agreement on the Applicable PMBR within twenty (20) days after the delivery of the PMBR Notice (such date, the “End Date”) pursuant to Section 2(c)(i), then within five (5) days after the End Date, Landlord and Tenant shall each submit to the other, in a simultaneous exchange of sealed envelopes or by encrypted email attachment to the other Party (in which case, after both Parties have delivered such attachment or the expiration of such five-day period, whichever is earlier, each Party which submitted an estimate shall promptly, and in any event within seven (7) days, deliver the decryption key or password to such email attachment by email to the other Party), its good faith estimate of the Applicable PMBR (the “APMBR Estimate”). If either Party does not provide an APMBR Estimate to the other Party prior to the expiration of such five-day period, or, if applicable, does not deliver the decryption key or password to the other Party within the seven-day period set forth above, then the Applicable PMBR shall be the APMBR Estimate provided by the other Party. If both Parties provide an APMBR Estimate, and the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Applicable PMBR shall be the arithmetic mean of the two APMBR Estimates.
(iii)If the Applicable PMBR has not been determined pursuant to the preceding subsections of this Section 2(c), then either Landlord or Tenant may, by written notice to the other Party (the “Appraisal Notice”) delivered on or before the date five (5) days after the exchange of both APMBR Estimates (or, if the Parties did not exchange such estimates, the deadline for such exchange), demand that the Applicable PMBR be resolved by an arbitrator (the “Arbitrator”) as set forth in this Section 2(c)(iii).
(A)Within seven (7) days after delivery of the Appraisal Notice, the Parties shall negotiate in good faith to designate an independent MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising office space in the County of [__________], California (a “Qualified Appraiser”) as the Arbitrator. If the Parties cannot agree on the Arbitrator prior to the expiration of such period, then, within seven (7) days of such expiration, each Party shall designate a Qualified Appraiser to the other Party in writing and, within seven (7) days of each Party so designating a Qualified Appraiser, the two designated Qualified Appraisers shall designate a third Qualified Appraiser to act as the Arbitrator; provided, that if one Party shall fail to so designate a Qualified Appraiser to the other Party prior to the expiration of such seven (7) day period, then the Qualified Appraiser designated by the other Party shall be the Arbitrator.
(B)As soon as practicable, but in any case within fourteen (14) days after the Arbitrator has been designated pursuant to Section 2(c)(iii)(A), the Arbitrator shall determine the Applicable PMBR and specify to the Parties in writing the APMBR Estimate which is closest to the Applicable PMBR as so determined by the Arbitrator. The Applicable PMBR shall equal such APMBR Estimate, and the Arbitrator’s determination shall be final and binding upon the Parties and shall not be subject to appeal. If the Arbitrator believes that expert advice would materially assist the Arbitrator, then the Arbitrator may retain one or more qualified Persons, including, but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice. The Party whose APMBR Estimate is not chosen by the Arbitrator shall pay the costs of the Arbitrator and of any such experts retained by the Arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the Party retaining such counsel or expert.
3.Limited Amendment. Except as expressly amended by this Amendment, the Lease shall remain unchanged and remain in full force and effect.
4.References to Lease. Upon the effectiveness of this Amendment, each reference in the Lease to “this Agreement” and the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” (or words of like import) shall mean and be a reference to the Lease as amended by this Amendment, and as the same may be further amended or modified from time to time in accordance with the terms thereof as then in effect.
5.Representations and Warranties. Each Party hereby represents and warrants to each other Party at the Effective Date as follows:
(a)Organization and Good Standing. Such Party is duly organized, validly existing and in good standing under the laws of the state of its organization or formation.
(b)Authority. Such Party has full entity power and authority to enter into this Amendment, perform its obligations hereunder, and consummate the transactions contemplated hereby. Neither the execution of this Amendment nor the consummation of the transactions contemplated hereby will constitute or cause a breach or violation of any covenants or obligations binding upon such Party (including its organizational documents) or affecting any of such Party’s properties. No approval of or filing with any federal, state or local court, authority or administrative agency or any other individual or entity (each, a “Person”) is necessary to authorize the execution of this Amendment, or the consummation of the transactions contemplated hereby, by such Party. The individual executing this Amendment on behalf of such Party is duly authorized to execute this Amendment on behalf of such Party.
(c)Binding Effect. This Amendment has been duly and validly executed and delivered by such Party and constitutes (assuming due execution and delivery by the other Parties) a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(d)Litigation. There is no pending, or to such Party’s actual knowledge threatened, complaint, action, suit, arbitration or other legal proceeding against such Party which reasonably would be expected to (i) affect the legality, validity or enforceability of this Amendment, or (ii) prevent, hinder or delay the consummation of the transactions contemplated hereby.
(e)No Conflicts. The execution and delivery of, and the performance of its obligations under, this Amendment by such Party will not (i) violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate, or constitute (with or without notice, the lapse of time, or both) a default under, result in the acceleration of any obligation under, or create in any party the right to accelerate, terminate, modify, suspend, revoke or cancel, or otherwise change (whether automatically or by the election of a party thereto) the terms of any agreement, contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which such Party is a party, or by which such Party is bound, or, such Party’s organizational documents; (ii) result in the creation or imposition of any liens or encumbrances upon any properties or assets of such Party; or (iii) violate any statute, law, rule, regulation, judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, such Party.
(f)No Brokers. Such Party has not employed any broker, agent or other Person (i) to negotiate or assist in negotiating or consummating this Amendment on its behalf, and (ii) who is or might be entitled to a commission or compensation in connection with the negotiation, execution, delivery or effectiveness of this Amendment.
6.Miscellaneous.
(a)Incorporation by Reference. The provisions of Paragraphs 36 (related to severability), 38(d) (related to notices), 38(j) (related to construction), 38(k) (related to governing law), 38(m) (related to attorneys’ fees), 38(o) (related to signatures and counterparts), and 39 (related to waiver of jury trials) of the Lease shall apply to this Amendment mutatis mutandis.
(b)Amendments and Waivers. Any provision of this Amendment may be amended or waived, but only if in writing and, in the case of an amendment, signed by all Parties or, in the case of a waiver, signed by the Party granting such waiver.
(c)No Third-Party Beneficiaries. This Amendment is made solely for the benefit of the Parties and their respective permitted successors and assigns, and no other individual or entity shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

(d)Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. This Amendment (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes.
[the signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

“Landlord”	[_________________] By: Name: Title:
“Tenant”	[_________________] By: Name: Title:

EXHIBIT C
ALLOCATION AMONG ACQUIRED COMPANIES
The Purchase Price shall be allocated among each Acquired Company as set forth below. Any increases or decreases to the Purchase Price shall be allocated proportionately among each Acquired Company.

Acquired Company	Value
Flooring Liquidators, Inc.	$49,350,000.00
Elite Builder Services, Inc.	$13,250,000.00
7 Day Stone, Inc.	$1,500,000.00
Floorable, LLC	$100,000.00
K2L Leasing, LLC	$300,000.00
SJ&K Equipment	$1,500,000.00
Total:	$66,000,000.00